Exhibit 10.19

UNSECURED PROMISSORY NOTE

$506,400.00	January 1, 2016
(Principal Sum)	(Issue Date)

FOR VALUE RECEIVED, the undersigned borrower (“Borrower”) promises and agrees to pay to the order of the below-named lender (“Lender”), in lawful money of the United States of America, the principal sum set forth above with interest on the outstanding principal balance from the date hereof in accordance with the terms of this promissory note (“Note”).

WHEREAS, on January 1, 2016, Borrower received 468,000 shares of Lender’s common stock in connection with the founding of the company;

WHEREAS, Borrower promised to pay $1.0820513 per share and this Note evidences such debt.

The parties hereby agree as follows:

1. Payments. Interest will accrue on the daily outstanding principal balance of this Note from the issue date noted above at the rate of 1.81% which is the Applicable Federal Rate for Mid-Term loans per annum as of the issue date noted above based upon the actual number of days elapsed over a year of 365 days (the “Rate”). All outstanding principal, plus all accrued but unpaid interest shall be due and payable by the Borrower to the Lender on demand (the “Demand Date”).

2. Place of Payment. All payments due under this Note are payable to Lender at such place as Lender shall notify Borrower in writing at least seven days before any payment under this Note is due.

3. Application of Payments. All payments received by Lender on this Note shall be applied by Lender as follows: first, to the payment of any late charge, costs of collection that are then due and unpaid; second, to accrued and unpaid interest at the Rate; and third, to the reduction of the unpaid principal balance.

4. Prepayment. The outstanding principal amount of this Note may be prepaid, in whole or in part, at any time and from time to time, prior to the Demand Date without prepayment premium, penalty, or exit fee.

5. Security. The indebtedness evidenced by this Note is unsecured.

6. Past Due Payments. If Borrower fails to make any payment of interest or any principal on this Note for five days after the same shall become due, whether by acceleration or otherwise, Lender may, at its option, impose a late charge on Borrower, payable upon demand, equal to the greater of:

(a) Default interest at a rate of the Rate plus twelve percent per annum (the “Default Rate”), computed from the date such payment was due and payable to the date of receipt of such installment by Lender in good and immediately available funds, or

(b) A late charge equal to twelve percent of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lender;

provided, however, that if any such late charge under subsections (a) or (b) hereof is not recognized as liquidated damages for such delinquency (as contemplated by Borrower and Lender), and is deemed to be interest in excess of the amount permitted to be charged to Borrower under applicable law, Lender shall be entitled to collect a late charge only at the highest rate permitted by law, and any interest actually collected by Lender in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Note, and shall be so applied.

UNSECURED PROMISSORY NOTE	PAGE 1

7. Defaults and Remedies. If Borrower fails to make any payment of interest or any principal on this Note for five days after the same shall become due (each, an “Event of Default”), then and in any such event Lender may at its option declare the entire unpaid balance of this Note, together with interest accrued hereon, to be immediately due and payable, Lender may set off the unpaid balance hereunder against any debt owing to the Borrower by the Lender, and Lender may proceed to exercise any rights or remedies that it may have under this Note or under any other agreement relating to the indebtedness evidenced by this Note or such other rights and remedies which Lender may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to Lender by paying the entire outstanding principal amount of this Note, together with all accrued and unpaid interest and all other sums due under this Note.

8. Costs of Collection. If this Note is turned over to an attorney at law for collection after default, in addition to the amounts due hereunder, Lender shall be entitled to collect all costs of collection, including but not limited to attorneys’ fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender’s collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed or commenced, and all such costs and expenses shall be payable within five days of demand.

9. No Waiver. No failure on the part of Lender or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, or acceptance of a past due payment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the State (defined below), by agreement or otherwise; and Borrower and each endorser or guarantor, if any, hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may be amended only by an agreement in writing signed by the party against whom such amendment is sought to be enforced.

10. Waiver of Presentment, Etc. Borrower, and any co-makers, sureties, endorsers, and guarantors, each expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly, and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest, or property at any and all times had or existing as security for any amount called for hereunder.

11. Limitation on Interest. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance, or detention of money or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws.

12. Governing Law; Jurisdiction, and Service of Process. This Note shall be governed by and construed under the laws of the State of Indiana (the “State”). Borrower hereby submits to personal jurisdiction in the State for the enforcement of Borrower’s obligations hereunder, and waives any and all personal rights under the law of any other state to object to jurisdiction within the State for the purposes of litigation to enforce such obligation of Borrower.

13. Jury Trial Waiver. Borrower waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between Lender and Borrower arising out of, in connection with, related to, or incidental to the relationship established between them in connection with this note or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related thereto.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed and delivered on the date noted below to be effective as of the date first written above.

LENDER:

Neuraxis, Inc. (f/k/a Innovative Health Solutions, Inc.)

By:	/s/ Brian Carrico
Printed:	Brian Carrico
Title:	Chief Executive Officer
Date:

BORROWER:

/s/ Christopher Robin Brown
Christopher Robin Brown
Date:

SIGNATURE PAGE TO UNSECURED PROMISSORY NOTE